Billtrust Announces Second Quarter 2021 Results
Generated Strong Total Payment Volume and Revenue Growth

Software and Payments segment revenue increased by 27% year-over-year in the second quarter

Gross profit, excluding depreciation and amortization, increased 23% and Adjusted gross profit* increased 25% year-over-year in the second quarter

Raises Guidance for the Full Year 2021

LAWRENCEVILLE, NJ, August 11, 2021 – BTRS Holdings Inc. ("Billtrust" or "the Company") (NASDAQ: BTRS), a B2B accounts receivable automation and integrated payments leader, today announced financial results for its second quarter ended June 30, 2021.

"I am thrilled to share that the second quarter was another great quarter, including net revenue growth of 23% year-over-year and software and payments segment growth of 27% year-over-year," said Flint Lane, Founder and CEO of Billtrust. "The strong results were in part driven by great performance from our software and payments business fueled by our investments in sales and marketing, as well as many of the strategic investments we have made around payments and the channel."

Lane continued, "Furthermore, we were excited to unveil the latest iteration of the Business Payments Network ("BPN") – BPN 4.0. BPN is driving significant payment growth by connecting diverse buyers and suppliers, and now supports the delivery of invoices to over 100 Accounts Payable portals. BPN had incredible momentum before this latest improvement, and we believe this additional functionality will be a game-changer for the industry."

Financial Highlights for the Second Quarter Ended June 30, 2021, as Compared to the Same Period in 2020

GAAP Metrics
•Total revenue increased 16.3% year-over-year to $40.2 million from $34.6 million for the same period in 2020.
•Software and payments segment revenue increased 27.0% year-over-year to $24.6 million from $19.4 million for the same period in 2020.
•Gross profit, excluding depreciation and amortization, increased 23.4% year-over-year to $22.2 million from $18.0 million for the same period in 2020.
•Gross margin, excluding depreciation and amortization, expanded by 318 basis points to 55.3% from 52.1% for the same period in 2020 driven by improved operating leverage and an increasing mix of software and payments segment revenue.
•Net loss and comprehensive loss was $(10.7) million compared to $(2.9) million for the same period in 2020.

Non-GAAP and Key Operating Metrics
•Total Payment Volume (“TPV”), the dollar value of customer payment transactions that Billtrust processes on its platform during a particular period, increased during the quarter by 47% year-over-year to $18.8 billion from $12.7 billion for the same period in 2020.
•Net revenue* increased 23.2% year-over-year to $31.6 million from $25.6 million for the same period in 2020.

•Adjusted gross profit* increased 25.3% year-over-year to $22.6 million from $18.1 million for the same period in 2020.
•Adjusted gross margin* expanded by 119 basis points to 71.7% from 70.5% for the same period in 2020.
•Adjusted EBITDA* was a loss of $(3.0) million, compared to positive $0.1 million for the same period in 2020.

Recent Business Highlights
•BPN shows accelerated growth
◦BPN TPV increased 160% year-over-year versus an increase of 146% in the first quarter of 2021
◦BPN Card volume increased 123% year-over-year
◦BPN now available to suppliers via a single subscription price for both payments and invoice delivery
•Announced the new Billtrust Global Partner Program, offering more tools to promote faster growth and enable the success of the Company's partners and their customers
•Executed a strategic alliance agreement with Wipro, a leading global information technology, consulting and business process services company
•Added support for ACH Payment acceptance in the Company's Collections solution as part of the Company's #PaymentsEverywhere strategy
•Hosted the annual Billtrust Summit with over 1,000 attendees smashing the previous attendance record

Full Year 2021 Outlook

Billtrust is providing the following updated financial guidance for the full year 2021:

•Total revenue between $163 million to $167 million, including reimbursable costs revenue of $37 million, up from a previous range of $160 million to $166 million
•Net revenue* between $126 million to $130 million, which at the midpoint of $128 million would represent annual growth of approximately 18%, up from a previous range of $123 million to $129 million
•Adjusted gross profit* between $88 million to $92 million, up from a previous range of $85 million to $89 million
•Adjusted gross margin* between 70% to 71%, up from a previous range of 69% to 71%
•Adjusted EBITDA* between a loss of $(14) million to a loss of $(16) million, including additional public company costs, consistent with the previous guidance range

* Net revenue, adjusted gross profit, adjusted gross margin and adjusted EBITDA, are non-GAAP measures. An explanation of these measures and how they are calculated can be found under the heading “Non-GAAP Financial Measures” in the Company's Quarterly Report on Form 10-Q. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in the tables at the end of this press release. With respect to the Company's expectations under "Full Year 2021 Outlook" above, reconciliation of non-GAAP adjusted gross profit and adjusted gross margin to the comparable GAAP measure, or non-GAAP adjusted EBITDA to net loss and comprehensive loss is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain items excluded from non-GAAP adjusted gross profit and non-GAAP adjusted EBITDA, such as charges related to stock-based compensation expenses, the change in fair value of contingent consideration related to an acquisition and related tax effects, including non-recurring income tax adjustments.

Conference Call

The Company will host a conference call to discuss second quarter 2021 financial results today at 5:30 pm ET. Hosting the call will be Flint Lane, Founder and Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call will be webcast live from the investor relations portion of the Company’s website at https://www.billtrust.com/about/investors. The conference call can also be accessed live over the phone by dialing 877-407-3982 (toll free) or 201-493-6780 (international). A replay will be available approximately one hour after the call has concluded and can be accessed by dialing 844-512-2921 (toll free) or 412-317-6671 (international); the conference ID is 13721381. The replay will be available through Wednesday August 25, 2021.

About Billtrust

Billtrust (NASDAQ: BTRS) is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of accounts receivable, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, cash application and collections. For more information, visit Billtrust.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “guidance,” "outlook" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Billtrust’s financial guidance and estimates and forecasts of Billtrust’s financial and performance metrics, the potential benefits, value and the commercial attractiveness to its customers of Billtrust’s products and services, Billtrust’s opportunity and ability to grow and scale its business, and Billtrust’s technology platform. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Billtrust’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Billtrust. These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s ability to attract and retain customers and expand customers’ use of Billtrust’s services; market, financial, political and legal conditions; the impact of the COVID-19 pandemic on Billtrust’s business and the global economy; risks relating to the uncertainty of the projected financial and operating information with respect to Billtrust; risks related to future market adoption of Billtrust's offerings; risks related to Billtrust's marketing and growth strategies; the effects of competition on Billtrust’s future business; and the risks discussed in Billtrust’s Registration Statement on Form S-1 filed on June 28, 2021, under the heading “Risk Factors” and other documents of Billtrust filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or any of Billtrust’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Billtrust presently does not know of or that Billtrust currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Billtrust’s expectations, plans or forecasts of future events and views as of the date of this press release. Billtrust anticipates that subsequent events and developments will cause Billtrust’s assessments to change. However, while Billtrust may elect to update these forward-looking statements at some point in the future, Billtrust specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Billtrust’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

Some of the financial information contained in this press release has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Such financial information is identified as such within the press release. Billtrust believes that the use of these non-GAAP financial measures provides an additional tool for management and investors to use in evaluating Billtrust’s actual and projected financial condition and operating results and trends in and in comparing Billtrust’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Billtrust does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and other amounts that are required by GAAP to be recorded in Billtrust’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and other amounts are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Billtrust presents non-GAAP financial measures in connection with GAAP results. Billtrust is not providing a reconciliation of its projected non-GAAP adjusted gross profit, non-GAAP adjusted gross margin and non-GAAP adjusted EBITDA for 2021 to the most directly comparable measure prepared in accordance with GAAP because certain items excluded from non-GAAP adjusted gross profit and non-GAAP adjusted EBITDA, such as charges related to stock-based compensation expenses, the change in fair value of contingent consideration related to an acquisition and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. You should review Billtrust’s audited financial statements and the other financial information included in the Final Prospectus and other documents of Billtrust filed, or to be filed, with the SEC.

Net revenue (non-GAAP) is defined as total revenues, less reimbursable costs revenue.

Adjusted gross profit is defined as total revenues, less total cost of revenues excluding depreciation and amortization, plus stock based compensation expense included in total cost of revenues.

Adjusted gross margin is defined as adjusted gross profit divided by total revenues less reimbursable costs revenue or net revenue (non-GAAP).

Adjusted EBITDA is defined as net loss and comprehensive loss, plus (i) provision/benefit for income taxes, (ii) change in fair value of financial instruments and other income, (iii) interest expense and loss on extinguishment of debt, (iv) depreciation and amortization, (v) stock-based compensation expense,

(vi) restructuring and severance costs, (vii) acquisition and integration costs, (viii) other capital structure transaction costs, (ix) minus interest income.

Investor Contact:
BilltrustIR@icrinc.com

Media Contact:
Meredith Simpson
msimpson@billtrust.com

Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,
	2021	2020
Revenues:	(in thousands)
Subscription, transaction, and services	$31,589	$25,646
Reimbursable costs	8,643	8,945
Total revenues	40,232	34,591
Cost of revenues:
Cost of subscription, transaction, and services	9,360	7,633
Cost of reimbursable costs	8,643	8,945
Total cost of revenues, excluding depreciation and amortization	18,003	16,578

Operating expenses:
Research and development	11,270	8,778
Sales and marketing	9,980	5,129
General and administrative	10,478	4,871
Depreciation and amortization	1,359	1,410
Total operating expenses	33,087	20,188
Loss from operations	(10,858)	(2,175)

Other income (expense):
Interest income	131	1
Interest expense and loss on extinguishment of debt	(3)	(1,102)
Change in fair value of financial instruments and other income	5	411
Total other income (expense)	133	(690)
Loss before income taxes	(10,725)	(2,865)
Provision for income taxes	(11)	(37)
Net loss and comprehensive loss	$(10,736)	$(2,902)

Net loss per common share, basic and diluted	$(0.07)	$(0.03)

Weighted average common shares outstanding, basic and diluted	157,197	99,854

Selected Segment Information
(Unaudited)

	Three Months Ended June 30,
	Print	Software and Payments	All other	Consolidated
	(in thousands)
2021
Revenues:
Subscription and transaction	$4,490	$24,582	$—	$29,072
Services and other	—	—	2,517	2,517
Subscription, transaction, and services	4,490	24,582	2,517	31,589
Reimbursable costs	8,643	—	—	8,643
Total revenues	$13,133	$24,582	$2,517	$40,232

2020
Revenues:
Subscription and transaction	$4,448	$19,361	$—	$23,809
Services and other	—	—	1,837	1,837
Subscription, transaction, and services	4,448	19,361	1,837	25,646
Reimbursable costs	8,945	—	—	8,945
Total revenues	$13,393	$19,361	$1,837	$34,591

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
	2021	2020
	(in thousands)
Operating activities:
Net cash provided by (used in) operating activities	$(904)	$1,423

Investing activities:
Purchases of short-term investments	(20,037)	—
Purchases of property and equipment	(617)	(445)
Net cash used in investing activities	(20,654)	(445)

Financing activities:
Payments on borrowings	—	(3,113)
Payments of deferred purchase consideration	—	(524)
Payments on capital lease obligations	(60)	(66)
Proceeds from common stock issued	2,152	129
Taxes paid on net share issuance of stock-based compensation	(258)	—
Net cash provided by (used in) financing activities	1,834	(3,574)

Net increase in cash, cash equivalents, and restricted cash	$(19,724)	$(2,596)
Cash, cash equivalents, and restricted cash, beginning of period	263,927	13,036
Cash, cash equivalents, and restricted cash, end of period	$244,203	$10,440

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended June 30,		Increase (decrease)
	2021	2020
	(in thousands)
Total revenues	$40,232	$34,591	16.3%
Less: Reimbursable costs revenue	8,643	8,945
Net revenue (non-GAAP)	$31,589	$25,646	23.2%

Total revenues	$40,232	$34,591
Less: Cost of revenue, excluding depreciation and amortization	18,003	16,578
Gross profit, excluding depreciation and amortization	22,229	18,013	23.4%
Add: Stock based compensation expense	405	57
Adjusted gross profit (non-GAAP)	$22,634	$18,070	25.3%

Gross margin, excluding depreciation and amortization	55.3%	52.1%
Adjusted gross margin (non-GAAP)	71.7%	70.5%

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended June 30,
	2021	2020
	(in thousands)
Net loss and comprehensive loss	$(10,736)	$(2,902)
Provision for income taxes	11	37
Change in fair value and other (income) expense, net	(5)	(411)
Interest expense and loss on extinguishment of debt	3	1,102
Interest income	(131)	(1)
Depreciation and amortization	1,359	1,410
Stock-based compensation expense	5,706	680
Restructuring and severance	317	101
Acquisition and integration expenses	—	83
Other capital structure transaction costs	498	—
Adjusted EBITDA (non-GAAP)	$(2,978)	$99

Outlook (Mid-point) for Full Year 2021
(in thousands)
Total
Total revenues	$165,000
Less: Reimbursable costs revenue	37,000
Net revenue (non-GAAP)	$128,000

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
Three Months Ended June 30, 2021 and 2020

	GAAP		Stock-Based Compensation Expense		Non-GAAP Excluding Stock-Based Compensation Expense
	2021	2020	2021	2020	2021	2020
Revenues:	(in thousands)
Subscription, transaction and services	$31,589	$25,646			$31,589	$25,646
Reimbursable costs	8,643	8,945			8,643	8,945
Total revenues	40,232	34,591			40,232	34,591
Cost of revenues:
Cost of subscription, transaction and services	9,360	7,633	405	57	8,955	7,576
Cost of reimbursable costs	8,643	8,945			8,643	8,945
Total cost of revenues, excluding depreciation and amortization	18,003	16,578	405	57	17,598	16,521

Operating expenses:
Research and development	11,270	8,778	1,091	139	10,179	8,639
Sales and marketing	9,980	5,129	961	117	9,019	5,012
General and administrative	10,478	4,871	3,249	367	7,229	4,504
Depreciation and amortization	1,359	1,410			1,359	1,410
Total operating expenses	33,087	20,188	5,301	623	27,786	19,565
Loss from operations	(10,858)	(2,175)	5,706	680	(5,152)	(1,495)
Other income (expense):
Interest income	131	1			131	1
Interest expense and loss on extinguishment of debt	(3)	(1,102)			(3)	(1,102)
Change in fair value and other income (expense), net	5	411			5	411
Total other expense	133	(690)			133	(690)
Loss before income taxes	(10,725)	(2,865)	5,706	680	(5,019)	(2,185)
Provision for income taxes	(11)	(37)			(11)	(37)
Net loss and comprehensive loss	$(10,736)	$(2,902)	$5,706	$680	$(5,030)	$(2,222)